                                                            EXHIBIT 10.15

                                        LEASE

     THIS LEASE, (Lease") is made and entered into this 31st day of July, 1999, between MOTOROLA, INC., a Delaware corporation, having an office at 3102 N. 56th Street, Mail drop 56-128, Phoenix, Arizona 85018 (herein called "Motorola") and SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company, having an office at 5005 E. McDowell Road, Phoenix, Arizona 85008 (herein called "SCI").

     1.   PREMISES.

     A. For and in consideration of the covenants and agreements on the part of SCI contained herein, and under and subject to the terms and conditions hereof, Motorola hereby leases and demises unto SCI exclusively those certain premises in the buildings (each a "Building"), more particularly described on EXHIBIT A attached hereto and made a part hereof (each a "Premises"), together with the right to use all facilities that are provided by Motorola in common to SCI and the other tenants (if any) of the particular Building, including, but not limited to, (i) existing parking spaces consistent with planned use (provided Motorola has access to such spaces); and (ii) easements for entry onto the respective Premises consistent with past usage and sufficient to conduct the Business (as defined in the Recap Agreement as hereinafter defined).

     2.   TERM.

     The term of this Lease shall commence on July 31, 1999, and end at 11:59 P.M. local time at the respective Premises on the termination date specified on EXHIBIT A for the particular Premises; provided, however, SCI may terminate this Lease as to any or all of the Premises at any time (including during renewal periods, if any) upon six (6) months prior written notice to Motorola. If a termination date is not specified on EXHIBIT A for a particular Premises, this Lease, with respect to such Premises, shall be for an initial one (1) year term and shall automatically renew for additional one (1) year terms unless there is written notice given six (6) months prior to the expiration of the then current term (including the initial one (1) year term) of the intent not to renew by either party. If the termination date for a particular Premises is only expressed by a year, the Lease with respect to the particular Premises shall expire as of December 31st of the particular year. If the termination date for a particular Premises is only expressed by a month and year, the Lease with respect to the particular Premises shall expire as of 31st of the particular month and year.

     3.   RENT.

     A. During the Term hereof, SCI will pay Monthly SCI Rent (as identified on EXHIBIT A) to Motorola at the office of Motorola (or at such other place as Motorola from time to time may notify SCI in writing) in monthly installments in advance in the initial amount specified on Exhibit A and as subsequently adjusted pursuant to the terms hereof. EXHIBIT A shall list the specific per square foot costs for each Building based upon the particular Building's depreciation schedule (including property taxes, insurance, etc.) based upon Motorola's 1999 budget assumptions (collectively, "Fixed Costs"). Monthly SCI Rent shall be allocated on an occupied per square foot basis. As an example, if the particular Building consists of 1,000 square feet of space, 600 of which are occupied by Motorola and 300 square feet of which are occupied by SCI, SCI will be responsible for 3/10 (300/1000) of Fixed Costs. If Motorola were to reduce its occupancy to 200 square feet, SCI's Fixed Costs would not change. Occupancy will be reviewed on a quarterly basis.

     B. Variable costs shall include electricity and other utilities, all building services, (including maintenance, janitorial, plumbing, etc.) and similar costs associated with the particular Building not otherwise included in Monthly SCI Rent (collectively, "Variable Costs"). Variable Costs shall be allocated between SCI and Motorola according to the actual relative occupancy (on a square foot basis) of each party without taking into account unoccupied space and shall be based upon actual costs. As an example, if the particular Building consists of 1,000 square feet of space, 600 square feet of which are occupied by Motorola and 300 square feet of which are occupied by SCI, SCI will be responsible for 1/3 (300/900) of the Variable Costs. If Motorola were to reduce its occupancy to 200 square feet, SCI would be responsible for 3/5 (300/500) of the Variable Costs. Occupancy shall be reviewed on a quarterly basis. SCI shall pay its share of Variable Costs in arrears based upon the prior month's actual Variable Costs in order to allow for proper cost gathering. Costs associated with establishing any new service that will be exclusively used by either Motorola or SCI shall be the sole responsibility of such party.

     C. The term "Shared Services" shall include security, cafeteria, health services and related services and any other costs associated with the particular Building not otherwise covered by this Lease that can be allocated based on headcount. Motorola shall charge its costs related to the Shared Services (other than Environmental Shared Services) back to SCI based on SCI's site census projections for the current quarter; these charges will be based on the actual charges from the previous month in order to allow for proper cost gathering, and special custom services, such as cafeteria services or nurse staff services to cover multiple shift schedules not required by Motorola, shall be borne exclusively by SCI. The term "Shared Services" may include environmental, safety or industrial hygiene services where appropriate and in the parties best interest for issues relating to chemical handling, storage and distribution, solid and hazardous waste management, industrial hygiene and safety monitoring and compliance and emergency spill response and reporting, in those situations where it is not otherwise not practicable either due to regulatory constraints or cost (or as otherwise agreed by the parties) to provide for segregation or separation of such services (collectively, "Environmental Shared Services"). Motorola shall charge its costs related to the Environmental Shared Services back to SCI based on actual cost (both direct and indirect), to the extent practicable, if related to solid and hazardous waste management and chemical usage otherwise according to the actual relative occupancy (on a square foot basis) of each party, without taking into account unoccupied space, or on such basis as the parties mutually agree.

     D. Costs for services that are not reasonably allocable based on an allocated square foot or headcount basis shall be billed on the basis of an expense and allocation methodology to be reasonably agreed to between the parties.

     E. SCI may contract on its own account for services not otherwise covered in Monthly SCI Rent including equipment moves, removal and deinstallation provided SCI obtains Motorola's prior written consent, which consent shall not be unreasonably withheld. Provided Motorola and SCI agree, any such contract may be with Motorola and may be billed at cost.

     F. In the event that a particular Premises does not have a separate phone system, SCI shall promptly pay any telephone costs incurred by it (collectively, "Telephone Costs'). Other information technology related costs shall be governed by that certain Transition Services Agreement dated July 31, 1999 between Motorola and SCI. To the extent this Lease covers information technology expenses covered by such Transition Services Agreement this Lease shall be modified to exclude such expenses.

     G. Monthly SCI Rent, SCI's share of Variable Costs and Shared Services and Telephone Costs and any other charges or expenses due and owing from SCI to Motorola under this Lease are sometimes hereinafter collectively referred to as "Rent".

     F. All Rent payments shall be adjusted with appropriate proration if the Term for a particular Premises hereof should commence on a date other than the first day of a calendar month or end on a date other than the last day of a calendar month. Rent shall be paid to Motorola at the following address:
Motorola, Inc., 3102 N. 56th Street, Mail drop 56-107, Phoenix, Arizona 85018,
Attn: Van Rowse, Manager Credit Department.

     4.   USE.

               SCI shall have the right to use the respective Premises for the use for which such Premises are currently being used. In addition, SCI may use the Premises for any reasonably related or reasonably similar use thereto provided SCI gives prior written notice to Motorola of such additional use.

     5.   INGRESS AND EGRESS.

     SCI shall have the same access to the respective Premises consistent with past usage and sufficient to conduct the Business (as defined in the ReCap Agreement).

     6.   CHANGES, ALTERATIONS AND ADDITIONS.

     SCI may from time to time make improvements as appropriate for use of the respective Premises necessary to comply with environmental, health or safety law and such costs shall be paid for by Motorola, except if such improvement was made necessary because of SCI's use of the particular Premises in which case the cost will be borne proportionately between SCI and Motorola based upon such parties use/need of the improvement.

     7.   PROVISION OF SERVICES.

     Motorola shall be responsible for providing the services that are included in Variable Costs.

     8.   EQUIPMENT; CONDITION OF PREMISES AT END OF TERM.

     A. SCI shall be responsible for removing all equipment (owned or leased by SCI) from the respective Premises (excluding the Premises identified as "CDMC" on Exhibit A; the "CDMC Premises") at its costs upon the expiration or earlier termination of this Lease, and will otherwise surrender the respective Premises broom clean, in good order and condition, ordinary wear and damages which SCI is not required to repair under the terms of this Lease excepted.

     B. Motorola shall reimburse one half of all of SCI's expenses incurred in connection with the transition of the CDMC operations to Com 1 up to a cap of Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00). Such transition costs shall include, without limitation, all costs related to deinstalling, packing and shipping the SCI equipment located at CDMC, all costs incurred in cleaning up the CDMC, all costs related to the installation of such equipment at the Com 1 facility, and all operating costs of Com 1 pending the completion of the facilitization of Com 1. Prior to the move, SCI shall review its budget for the CDMC move with Motorola. In the event SCI has not removed all of its equipment from the CDMC by January 1, 2001, SCI shall pay to Motorola monthly liquidated damages of $1,000,000 per month for each of the first three months after January 1, 2001 and $2,000,000 per month for each month thereafter. Such liquidated damages shall be pro-rated on a daily basis.

     9.   INSPECTION.

     SCI will allow Motorola access to the respective Premises at reasonable times during normal working hours (upon reasonable advance notice), for the purpose of examining, exhibiting or making alterations and/or repairs reasonably deemed to be necessary by Motorola to the same or making repairs Motorola is required to make.

     10.  DAMAGE, DESTRUCTION OR TAKING OF A PREMISES.

     If less than twenty percent (20%) of a Premises is damaged or taken, then Motorola shall be obligated to restore the applicable Premises to the extent possible and commit any insurance proceeds thereto and the Lease shall continue in full force and effect (except that Rent shall, until repair of the damaged portions is substantially completed, be apportioned according to the portion of the applicable Premises which remains usable). If more than twenty percent (20%) is damaged or taken then either party may terminate this Lease upon five
(5) business days' notice to the other party.

     11.  DISPUTES.

    Disputes will be resolved in accordance with Article 4.3 of that certain Reorganization Agreement dated as of May 11, 1999 by and between SCI, SCG Holding Corporation, a Delaware corporation and Motorola.

     12.  INSURANCE.

     A. SCI, at its expense, shall maintain commercial general liability insurance with a combined single liability limit of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence upon or in connection with the use of the respective Premises resulting in injury or death, in standard form policies, with an insurance company or companies authorized to do business in the State wherein the particular Premises are located. The parties may adjust said limits from time to time to be consistent with industry standards in light of the particular Premises and the permitted use.

     B. The parties release each other, and their respective authorized representatives, from any claims for death and/or injury to any person or damage to the respective Premises and the Buildings and other improvements in which such Premises are located, and to the fixtures, personal property, SCI's improvements and alterations of either Motorola or SCI in or on the respective Premises and the Buildings and other improvements in which such Premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

     C. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any such covered damage. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

     13.  ASSIGNMENT OR SUBLETTING.

     This Lease shall be binding upon, inure to the benefit of, and be enforceable by or against the parties hereto and their respective successors and assigns; provided, however, neither party hereto may assign this Lease without the prior written consent of the other (which consent shall not be unreasonably withheld) except to a party that acquires all or substantially all of the assets of the assigning party or for the account of the lenders providing bank financing, solely and specifically for the purpose of securing such bank financing as contemplated by the ReCap Agreement (as hereinafter defined); provided that in the event any of the companies identified on EXHIBIT B acquires substantially all of the assets or voting stock of SCI, Motorola shall have the right to terminate this Lease upon six (6) months' prior written notice.

     14.  PROPERTY MANAGEMENT.

     The respective Premises are to be managed by a professional management company of recognized standing selected by Motorola and reasonably acceptable to SCI, with experience in management of similar properties consistent with criteria to be mutually agreed between the parties.

     15.  SUBORDINATION.

     This Lease shall be subject and subordinated at all times to the liens of any current or future mortgages or deeds of trust on the fee interest in any of the Premises or other security instrument in any amount or amounts whatsoever now existing or hereafter encumbering the respective Premises, provided SCI receives a commercially reasonable non-disturbance agreement from the related mortgagee/trustee.

     16.  ENVIRONMENTAL.

     A. Allocation of responsibility for environmental liabilities pre-dating the date of this Lease shall be covered by that certain Agreement and Plan of Recapitalization and Merger dated as of May 11, 1999 by and between Motorola, SCI, SCG Holding, LLC, TPG Semiconductor Holdings Corp. and TPG Semiconductor Acquisition Corp. (the "ReCap Agreement").

Capitalized Terms not otherwise defined in this Paragraph shall have the meanings set forth in the ReCap Agreement.

     B. SCI acknowledges that it is responsible for complying and agrees that it will comply in all material respects, with applicable environmental laws, including those relating to worker health and safety, the Release of Hazardous Substances, and the management, storage, treatment, recycling or disposal of any waste generated as a result of its operations in any of the Premises. SCI acknowledges that it is the owner and generator of waste generated from its activities on the respective Premises and the particular Building.

     C. SCI agrees to indemnify and save harmless Motorola from and against any and all claims/liabilities relating to SCI's use or occupancy of any of the Premises involving the Release of Hazardous Substances, or non-compliance with environmental laws in effect on or after the date of this Agreement, unless such claim or liability is subject to the provisions of Article XI of the ReCap Agreement in which case the ReCap Agreement shall apply. Motorola agrees to indemnify SCI for claims/liabilities relating to Motorola's use or occupancy of any of the Premises involving the Release of Hazardous Substances, or the non-compliance with environmental laws in effect on or after the date of this Agreement, unless such claim or liability is subject to the provisions of
Article XI of the ReCap Agreement in which case the ReCap Agreement shall apply.

     D. SCI and Motorola agree to develop mutually agreeable solutions to address permit and pollution control/abatement issues presented by any joint occupancy of operations including where the potential for commingling of chemicals, or cogeneration of air emissions and hazardous substances may be present. Consistent with this provision, the parties agree as follows with respect to those Premises located in Mesa, Arizona:

                    i. RELEASES OF HAZARDOUS SUBSTANCES BY SCI. SCI agrees to report immediately to Motorola any Release of Hazardous Substances on or about the Premises in connection with or related to SCI's operations provided that SCI shall not be required to report any Release that (a) is not reportable to any Governmental Authority pursuant to applicable environmental law, (b) is contained within the Premises and promptly and completely removed from any floor or ground surface or (c) would not be reasonably expected to cause an adverse and material impact or undue interference with the operations of Motorola at the Premises. SCI agrees that containment and cleanup of any such Release of Hazardous Substances by SCI shall be SCI's sole responsibility and at their expense and shall be performed to the satisfaction of all Governmental Authorities having jurisdiction and to the reasonable satisfaction of Motorola.

                    ii. RELEASES OF HAZARDOUS SUBSTANCES BY MOTOROLA. Motorola agrees to report immediately to SCI any Release of Hazardous Substances on or about the Premises in connection with or related to Motorola's operations provided that Motorola shall not be required to report any Release that
                    (a) is not reportable to any Governmental Authority pursuant to applicable environmental law (b) is contained within the Premises under Motorola's immediate control and are promptly and completely removed from any floor or ground surface or (c) would not be reasonably expected to cause an adverse or material impact or undue interference with operations of SCI on the property. Motorola agrees that containment and cleanup of any such spill or Release of Hazardous Substances by Motorola shall be Motorola's sole responsibility and at their expense and shall be performed to the satisfaction of all Governmental Authorities having jurisdiction and to the reasonable satisfaction of SCI.

                    iii. RECORDS. In connection with SCI's operations at the Premises, SCI shall keep, and shall require its respective contractors to keep, records and other documentation ("Records") consistent with requirements under applicable environmental laws. SCI agrees to permit at all reasonable times duly authorized representatives of Motorola to inspect and have access to those portions of such Records, as are reasonably necessary for Motorola to comply with applicable environmental law or to defend claims or respond to Government Authorities. In connection with Motorola's operations, Motorola shall keep, and shall require its respective contractors to keep, Records consistent with requirements under applicable environmental laws. Motorola agrees to permit, at all reasonable times, duly authorized representatives of SCI to inspect and have access to those portions of such Records as are reasonably necessary and relevant SCI to comply with applicable environmental law or to defend claims or respond to Government Authorities. Each of SCI and Motorola shall be obligated under this paragraph only to the extent that it has actual knowledge that such Records are or will be required. Motorola agrees to permit, at all reasonable times, duly authorized representatives of SCI to inspect and have access to Records which they deem reasonably necessary for purposes of auditing and verifying compliance with applicable environmental law and relevant provisions of the Lease.

                    iv. MANAGEMENT OF WASTE FROM SCI'S OPERATIONS. Motorola agrees to manage SCI's hazardous, special or solid waste generated on the Premises to the extent that such waste is substantially the same in character as and does not increase significantly in volume from the waste generated prior to commencement of the Lease. Such management shall include co-mingling of solvent waste and the disposal of such waste under Motorola's EPA Hazardous Waste ID Number, to the extent permissible under applicable law. If such management is not permissible, Motorola will reasonably cooperate with SCI to obtain all necessary permits or approvals and make any necessary modifications to the Premises, in each case at SCI's cost. SCI shall notify Motorola promptly of any change in classifications or management requirements with respect to its waste under applicable environmental law, to the extent SCI has actual knowledge of any such changes, or any other change with respect to the waste that would affect the obligations of Motorola under this Lease or applicable environmental law (including, without limitation, written health and safety requirements). To the extent that SCI is managing such activities, SCI shall comply with applicable environmental laws regarding waste stored in containers, including without limitation requirements regarding the condition and type of container, labeling, and waste characterization, and agrees to work with Motorola to reach a mutually agreed upon system for coordinating hazardous waste activities.

                    v. WASTEWATER FROM SCI'S OPERATIONS: Motorola agrees that SCI may continue to discharge wastewater from its operations at the Premises to the Motorola wastewater treatment plant. The treated wastewater will be subject to, and discharged pursuant to, Motorola's wastewater discharge permit, to the extent permissible by law. If such discharge or use of Motorola's permit is not permissible, Motorola will reasonably cooperate with SCI to obtain all necessary permits or approvals and to make any necessary modifications to the Premises, in each case at SCI's cost. SCI agrees to provide in a timely manner to Motorola information concerning wastewater concentrations and volume information and such other information that Motorola may reasonably request or that may be necessary for Motorola to comply with applicable environmental law or that may be necessary for allocation of costs. SCI shall inform Motorola prior to making any changes that may affect its wastewater or level of usage or in any way affect the ability of Motorola to meet its permit requirements or otherwise comply with applicable environmental law. If the change proposed by SCI is incompatible with requirements pertaining to the discharge of such wastewater, Motorola shall not make such changes until proper authorization has been obtained. Any fees or other costs related to such authorization shall be charged to SCI.

                    vi. AIR EMISSIONS FROM SCI'S OPERATIONS. Motorola agrees that SCI may continue to emit its air emissions from its operations at the Premises in the same manner as before commencement of the Lease. Such air emissions may be subject to, and emitted pursuant to, Motorola's air permits, to the extent permissible by law. If such emissions or use of Motorola's air permits is not permissible, Motorola will reasonably cooperate with SCI to obtain the necessary permits or approvals and to make any necessary modifications to the Premises, in each case at Motorola's cost. Motorola agrees to provide in a timely manner to Motorola information concerning air emissions as Motorola may reasonably request or that may be necessary for Motorola to comply with applicable environmental law or that may be necessary for allocation of costs. SCI shall inform Motorola prior to making any changes that may affect Motorola's air emissions or in any way affect the ability of Motorola to meet its permit requirements. If the change proposed by SCI is incompatible with requirements pertaining to the air emissions, SCI shall not make changes until proper authorization has been obtained. Any fees or other costs related to such authorization shall be charged to SCI.

                    vii. SAFETY. The safety of SCI's employees, contractors, suppliers, agents, or invitees of SCI shall be the full responsibility of SCI. The safety of Motorola's employees, contractors, suppliers, agents, or invitees of Motorola shall be the full responsibility of Motorola. Motorola agrees that SCI employees may, at SCI's option and cost and subject to availability, receive training at Motorola University.

     17.  NOTICES.

All notices, approvals or requests in connection with this Lease shall be sent by certified mail, return receipt requested, via facsimile or hand delivery, provided, however, that no notice other than by certified mail shall constitute a notice of default authorizing cancellation of this Lease. All notices shall be effective when received. Notices shall be addressed as follows:

          If to Motorola:     Motorola, Inc.
                              Semiconductor Products Sector
                              3102 N. 56th Street, Mail drop 56-128
                              Phoenix, Arizona  85018
                              Facsimile Number:  (602) 952-3563
                              Attn:  Mark Poulsen

          With a copy to:     Motorola, Inc.
                              Law Department
                              1303 E. Algonquin Road
                              Schaumburg, IL  60196
                              Facsimile No.:  (847) 576-3628
                              Attn:  General Counsel

          If to SCI:          Semiconductor Components Industries, LLC
                              5005 E. McDowell Road
                              Phoenix, Arizona  85008
                              Facsimile Number:  (602) 244-4830
                              Attn:  Dario Sacomani

         With copies to:      David Stanton
                              Texas Pacific Group
                              345 California Street
                              Suite 3300
                              San Francisco, California  94104
                              Facsimile Number:  (415) 743-1501
         and
                              Cleary, Gottlieb, Steen & Hamilton
                              One Liberty Plaza
                              New York, New York  10006
                              Attention:  Paul J. Shim, Esq.
                              Fax:  (212) 225-3999

     18.  WAIVER.

     Failure or delay on the part of Motorola or SCI to exercise any right, remedy, power or privilege hereunder shall not operate as a waiver thereof. A waiver, to be effective, must be in writing and must be signed by the party making the waiver. A written waiver of a default shall not operate as a waiver of any other default or of the same type of default on a future occasion.

     19.  AMENDMENTS.

     No revision of this Lease shall be valid unless made in writing and signed by duly authorized representatives of both parties.

     20.  CONSTRUCTION OF LANGUAGE.

     Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural and the plural to include the singular, when the sense requires. The paragraph headings and titles are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     21.  RULES AND REGULATIONS.

     SCI and Motorola agree from time to time to review the rules and regulations of Motorola related to safety, care and cleanliness of the respective Buildings and the preservation of good order therein and the comfort, quiet enjoyment and convenience of other occupants of the Buildings that are required to be followed within Motorola facilities of a similar size and nature with operations similar to those conducted by SCI. SCI and Motorola shall designate those rules and regulations that both parties reasonably agree are appropriate and such rules and regulations shall be deemed to be terms and conditions of this Lease.

     22.  COVENANT OF QUIET ENJOYMENT.

     Motorola covenants that if and so long as SCI pays the Rent and all other charges provided for herein, and performs all of its obligations provided for herein, SCI shall at all times during the term hereof peaceably, have hold and enjoy the Premises, without any interruption or disturbance from Motorola, or any one claiming through or under Motorola, subject to the terms hereof.

          *               *               *               *               *

     IN WITNESS WHEREOF, the parties hereto have executed these presents, in duplicate, the day and year first above-written.

                                   MOTOROLA:

                                   MOTOROLA, INC. a Delaware corporation

                                   By:  /s/ Carl F. Koenemann
                                       -----------------------

                                   SCI:

                                   SEMICONDUCTOR COMPONENTS INDUSTRIES,
                                   LLC, a Delaware limited liability company

                                   By:    /s/ Theodore W. Schaffner
                                       -----------------------------

                                      EXHIBIT A

                                   MONTHLY SCI RENT



                                                                                      FIXED
                                                          CURRENT    ----------------------------------------
TITLE         DEPT      TITLE               SPACE TYPE      SQ FT      PROP TAX    INSURANCE     BLDG DEPR
---------------------------------------------------------------------------------------------------------------
Mesa          RB211     CDMC                Class 10       14,975     $17,346.04    $2,995.00     $43,177.92
Mesa          RB211     CDMC                Test/Lab        2,305      $1,863.21      $480.21      $4,743.96
Mesa          RB211     CDMC                Storage         6,472      $3,074.20    $1,294.40      $8,090.00
Mesa          RB211     CDMC                Office         11,553      $1,829.23    $2,310.60      $4,813.75
Mesa          RS565     Technology Module   Office          1,450        $229.58      $290.00        $604.17
                        Development
Chandler      SP544     Package Design      Office          1,998        $999.00      $399.60      $1,282.05
                        & Development
Chandler      SP544     Package Design      Test/Lab        4,569      $2,284.50      $913.80      $2,931.78
                        & Development
56th St       RB811     SCG Global          Office          5,911      $1,748.67    $1,182.20      $3,014.61
                        Sales-Ken Elzey
56th St       RF882     SCG Global          Office         15,776      $4,667.07    $3,155.20      $8,045.76
                         Sales-Sue Powers
Tempe         RB400     MKTG OPS Market     Office          1,000        $333.33      $204.17        $695.83
                        Development
Tempe         RB416     Design Systems      Office          1,040        $346.67      $212.33        $723.67
                        Technology
Tempe         RB569     NPD Programmable    Office          2,622        $874.00      $535.33      $1,824.48
                        Arrays
Tempe         RB582     MKTG OPS            Office          2,438        $812.67      $497.76      $1,696.44
                        Applications E
Tempe         RB585     Analog new Prod     Lab             1,760        $924.00      $359.33      $1,943.33
                        Dev-Tem
Tempe         RB585     Analog new Prod     Office          7,472      $2,490.67    $1,525.53      $5,199.27
                        Dev-Tem
Tempe         RB709     SCG Information     Office            123         $41.00       $25.11         $85..59
                        Gateway
Tempe         RM442     SCG R&QA            Office            100         $33.33       $20.42         $69.58
                        Engineering
Tempe         RM537     Log, Anal &         Lab             3,377      $1,772.93      $689.47      $3,728.77
                        Optical New
Tempe         RM537     Lob, Anal &         Office          2,943        $961.00      $600.86      $2,047.84
                        Optical New
Tempe         RM661     Analog Product      Lab             2,415      $1,267.68      $493.06      $2,666.56
                        Engr.
Tempe         RM661     Analog Product      Office          5,382      $1,794.00    $1,098.83      $3,744.98
                        Engr
Tempe         SP554     Package Design      Lab             2,382      $1,250.55      $486.33      $2,630.13
                        & Development

BCG RENT FOR SPACE AT SPS USA SITES                        98,063     $45,963.51   $19,769.53    $103,760.45

PLUS DI WATER CHARGES - BASED ON ACTUAL USAGE, NOT
SQUARE FOOTAGE                                                               MESA        RB211          CDMC



                                                  *VARIABLE ESTIMATES*
                                                -------------------------  TOTAL RENT      MONTHLY    ANNUAL COST
TITLE         DEPT      TITLE                 ELECTRIC       BLDG SVCS         DUE       COST PER SF     PER SF
------------------------------------------------------------------------------------------------------------------
Mesa          RB211     CDMC                  $36,189.58      $43,926.67   $143,635.21       $9.59       $115.10
Mesa          RB211     CDMC                   $4,014.54       $4,974.96    $16,076.88       $6.97        $83.70
Mesa          RB211     CDMC                   $6,795.60      $12,404.67    $31,658.87       $4.89        $58.70
Mesa          RB211     CDMC                   $4,043.55      $20,025.20    $33,022.33       $2.86        $34.30
Mesa          RS565     Technology Module        $507.50       $2,513.33     $4,144.58       $2.86        $34.30
                        Development
Chandler      SP544     Package Design         $1,698.30       $5,569.43     $9,948.38       $4.98        $59.75
                        & Development
Chandler      SP544     Package Design         $3,883.65      $12,736.09    $22,749.81       $4.98        $59.75
                        & Development
56th St       RB811     SCG Global             $1,674.78       $5,842.04    $13,462.30       $2.28        $27.33
                        Sales-Ken Elzey
56th St       RF882     SCG Global             $4,469.87      $15,591.95    $35,929.84       $2.28        $27.33
                         Sales-Sue Powers
Tempe         RB400     MKTG OPS Market          $308.33         $637.50     $2,179.17       $2.18        $26.15
                        Development
Tempe         RB416     Design Systems           $320.67         $663.00     $2,266.33       $2.18        $26.15
                        Technology
Tempe         RB569     NPD Programmable         $808.45       $1,671.53     $5,713.78       $2.18        $26.15
                        Arrays
Tempe         RB582     MKTG OPS                 $741.72       $1,554.23     $5,312.81       $2.18        $26.15
                        Applications E
Tempe         RB585     Analog new Prod          $858.00       $1,320.00     $5,404.67       $3.07        $36.85
                        Dev-Tem
Tempe         RB585     Analog new Prod        $2,303.87       $4,763.40    $16,282.73       $2.18        $26.15
                        Dev-Tem
Tempe         RB709     SCG Information           $37.93          $78.41       $268.04       $2.18        $26.15
                        Gateway
Tempe         RM442     SCG R&QA                  $30.83          $63.75       $217.92       $2.18        $26.15
                        Engineering
Tempe         RM537     Log, Anal &            $1,646.29       $2,532.75    $10,370.20       $3.07        $36.85
                        Optical New
Tempe         RM537     Lob, Anal &              $907.43       $1,876.16     $6,413.29       $2.18        $26.15
                        Optical New
Tempe         RM661     Analog Product         $1,177.31       $1,811.25     $7,416.06       $3.07        $36.85
                        Engr.
Tempe         RM661     Analog Product         $1,659.45       $3,431.03    $11,728.28       $2.18        $26.15
                        Engr
Tempe         SP554     Package Design         $1,161.23       $1,786.50     $7,314.73       $3.07        $36.85
                        & Development

BCG RENT FOR SPACE AT SPS USA SITES           $75,248.87     $145,773.82   $391,516.19       $3.99        $47.91

PLUS DI WATER CHARGES - BASED ON ACTUAL USAGE,
NOT SQUARE FOOTAGE                                ESTIMATE PER MONTH        $18,066.67      BASED ON 3 MONTHS OF
                                                                                                1999 ACTUALS

TOTAL PAYMENT DUE TO SPS FOR OWNED SITES *VARIABLE COSTS ARE ESTIMATED*    $409,582.85
                                                                           -----------
                                                                           -----------

                                      EXHIBIT B

           SUBLESSEES OR ASSIGNEES TRIGGERING MOTOROLA'S TERMINATION RIGHT

AMD
Chartered Semiconductor
Fujitsu
Hitachi
Hyundai/LG Semiconductor
IBM
Intel
LSI Logic
Lucent
National
NEC
Phillips
Samsung
Siemens
ST Microelectronics
Texas Instruments
Toshiba
TSMC
UMC
VLSI Technologies Inc.




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